Exhibit 99.1

Benson Hill Announces Third Quarter 2022 Financial Results and
Raises 2022 Guidance

•Consolidated revenues increased 307 percent year-over-year to $130 million driven by a 429 percent increase in Ingredients segment revenues.

•Management raised 2022 guidance with consolidated revenues in the range of $430 million to $455 million and gross profit of $14 million to $17 million.

•Management has taken actions intended to fully fund the business to expected positive EBITDA and free cash flow in 2025.

ST. LOUIS, MO – Nov. 10, 2022 - Benson Hill, Inc. (NYSE: BHIL, the “Company” or “Benson Hill”), a food tech company unlocking the natural genetic diversity of plants, today announced operating and financial results for the quarter ended Sept. 30, 2022.
“Our team members delivered another quarter of impressive results, which positions Benson Hill to end 2022 with better than expected financial performance. We have also taken recent actions that, when combined with strong execution and prudent cash management, are intended to fully fund the business to profitability,” said Matt Crisp, Chief Executive Officer of Benson Hill. “Macro factors and the current economic environment are underscoring the need for seed-to-fork innovation across our food system, and position Benson Hill for further growth.”

Third Quarter Results Compared to the Same Period of 2021
The impact of mark-to-market timing differences on the profit and loss statement and reconciliation of non-GAAP financial measures can be found on pages 7 and 12, respectively.

•Revenues were $130.2 million, an increase of $98.2 million, or 307 percent, led by rapid growth in the Ingredients segment, which was partially offset by a decline in revenues in the Fresh segment.

•Gross profit was $4.4 million, an increase in profitability of $4.0 million due to profit contribution in the Ingredients segment, which was partially offset by a gross loss in the Fresh segment. The results included a $1.4 million gain related to unrealized mark-to-market timing differences.

•Operating expenses were $32.5 million, a decrease of $6.1 million, which included $8.1 million for non-cash items. The decline was primarily driven by one-time public company expenses incurred in 2021, which were partially offset by increased staffing and related expenses in the current quarter to support Benson Hill’s rapid growth.

•Inclusive of the mark-to-market timing differences, the reported net loss and Adjusted EBITDA were $30.2 million and $17.5 million, respectively.

•Cash and marketable securities on hand were $192.9 million as of Sept. 30, 2022.

Ingredients Segment

•Revenues for the segment were $122.3 million, an increase of $99.1 million, or 429 percent. Proprietary soy revenues were $26.0 million, an increase of approximately 300 percent. The increase in revenues was mostly driven by the enablement of the closed-loop business model for sales of proprietary and non-proprietary soy and yellow pea ingredient and achievement of better-than-expected throughput capacity at the Creston, Iowa and Seymour, Indiana soy facilities acquired in the prior year.

•Gross profit was $5.9 million, which includes $1.4 million for unrealized gains related to mark-to-market timing differences to offset unrealized losses incurred in the first quarter. Robust operating performance in the quarter was the result of top line growth of proprietary and non-proprietary products as well as recognition of modest, high-margin revenue contribution from the strategic partnership with ADM.

•Inclusive of the mark-to-market timing differences, Adjusted EBITDA for the segment was a loss of $0.3 million, a $5.0 million improvement.

Fresh Segment
•Revenues for the segment were $7.9 million, a decrease of $0.9 million, or 11 percent due to adverse weather conditions in Florida and Georgia during the quarter.

•Gross loss was $1.6 million as a result of weather-related challenges that required high cost purchases of fresh produce to meet contract obligations.

•Adjusted EBITDA was a loss of $2.9 million, which was a decrease of $0.5 million.

First Nine-Months Results Compared to the Same Period of 2021
•Revenues were $333.4 million, an increase of $229.9 million, or 222 percent, led by robust growth in the Ingredients segment.
◦Ingredients segment revenues were $281.9 million, an increase of $221.8 million, or 369 percent. Proprietary revenues were $52.2 million, an increase of 158 percent.
◦Fresh segment revenues were $51.3 million, an increase of $8.0 million, or 18 percent.

•Gross profit was $4.7 million, an increase in profitability of $3.8 million, which includes $1.6 million related to the remaining unrealized losses from mark-to-market timing differences in the first quarter.

Performance year-to-date was favorably impacted by top line growth, proprietary revenue mix, and contributions from partnership and licensing, which was partially offset by cost pressures in the Ingredients segment supply chain, the second quarter write-down of inventory in the Fresh segment, as well as the impact from adverse weather during the third quarter. When considering the effect of the timing of the mark-to-market adjustments, year-to-date gross profit was $6.3 million.

•Operating expenses were $102.4 million, an increase of $18.4 million due to higher costs to operate a fast-growing public company. Operating expense includes $26.7 million for non-cash items.

•Inclusive of the mark-to-market timing differences, the reported net loss was $74.3 million compared to a net loss of $83.6 million. Adjusted EBITDA was a loss of $60.8 million compared to a loss of $50.8 million.
◦Ingredients segment Adjusted EBITDA was a loss of $16.3 million.
◦Fresh segment Adjusted EBITDA was loss of $1.0 million.

Liquidity
Planned revenue growth and gross margin expansion over the next three years will be the primary means to source the Company’s liquidity. The strategic and operating milestones achieved over the last 12 months validate Benson Hill’s mission and planned objectives in support of its previously stated 2025 financial targets:
•Consolidated revenue in excess of $500 million, including $350 million or more of proprietary Ingredients revenue;

•Gross profit margin greater than 25 percent; and

•Positive EBITDA and free cash flow.

Management has taken proactive actions intended to fully fund the business, inclusive of debt repayments, to achieve its 2025 strategic and financial objectives. This includes an upfront technology access fee from ADM, a 12-month extension of the interest-only period for the current debt facility and the benefits from faster than expected business growth as well as operational efficiency gains. The Company also filed a registration statement to put in place an At-The-Market (“ATM”) facility for up to $100 million. Once effective, the ATM facility is expected to provide additional flexibility to supplement the Company’s cash position over the next two to three years.

As previously announced, the Company initiated a strategic review of the Fresh business earlier this year. As a result, interested parties are in discussions with management to acquire the business and related assets. The Company cannot assure that it will be able to consummate any strategic transaction on favorable or timely terms, if at all. If a transaction or transactions were to occur, the likely result will be a non-cash write-off of up to approximately 50 percent of the book value of the business. Management expects to use the net proceeds from a possible divestiture to further enhance the Company’s liquidity position.

Revised 2022 Outlook
As a result of the continued strong demand for non-proprietary ingredient soy and yellow pea products, management increased the Ingredient segment full-year revenue guidance to $370 million to $390 million, above the previous guidance of $275 million to $325 million. Full-year expectations for proprietary revenues remain in the range of $70 million to $80 million. Revenue guidance for the Fresh segment is now $60 million to $65 million versus the prior guidance of $65 million to $75 million. On a consolidated basis, the revised 2022 revenue guidance is now $430 million to $455 million.

Management raised its gross profit guidance to $14 million to $17 million compared to the prior forecast of $9 million to $13 million. The improvement is the result of the accelerated top line growth, improved operating efficiencies anticipated in the fourth quarter, and the recognition of a portion of the expected revenue and profit contribution from the ADM strategic partnership. For the Fresh segment, the current forecast for annual gross margins is low single digits compared to the original guidance of high single digits.

The Company improved its guidance to a net loss of $106 million to $111 million, Adjusted EBITDA loss of $75 million to $80 million, and negative free cash flow of $95 million to $105 million.

Webcast
A webcast of the earnings conference call will begin at 8:30 a.m. ET today. The link to participate is available on the Investor Relations page of the Company’s website.

Use of Non-GAAP Financial Measures
In this press release, the Company includes non-GAAP performance measures. The Company uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results. The Company’s management believes these non-GAAP measures are useful in evaluating the Company’s operating performance and are similar measures reported by publicly listed U.S. competitors, and regularly used by securities analysts, institutional investors, and other interested parties in analyzing operating performance and prospects. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting the Company’s business. By providing these non-GAAP measures, the Company’s management intends to provide investors with a meaningful, consistent comparison of the Company’s performance for the periods presented. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. The Company’s definition of these non-GAAP measures may differ from similarly titled measures of performance used by other companies in other industries or within the same industry.

Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures and the Company’s definition of these non-GAAP measures is included in the tables accompanying this release.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to future events or the Company’s future financial or operating performance. These forward-looking statements include, among other things, statements regarding: the Company’s currently expected guidance regarding certain full year 2022 and projected 2025 financial results, including consolidated revenues, gross profit, gross profit margin, revenues for its proprietary soy portfolio, segment revenues, operating expense, capital expenditures, net loss, EBITDA, Adjusted EBITDA, cash usage, and free cash flow; expectations regarding actions intended to fully fund the business, inclusive of debt repayments, to achieve the Company’s 2025 strategic and financial objectives; the sufficiency of the Company’s cash position and planned capital generating activities to fund the business in future periods; the anticipated benefits of the Company’s ATM facility; the anticipated benefits and other aspects of the Company’s strategic partnership with ADM and the revenue expected to be generated thereby; the markets expected to be served by the Company’s strategic partnership with ADM; the potential divestiture and financial impact of the Company’s Fresh business segment; financial or other information based upon or otherwise incorporating judgments or estimates relating to future performance, events or expectations; expectations regarding the Company’s hedging and other risk management strategies, including expectations about future sales and purchases that relate to the Company’s mark-to-market adjustments; the Company’s strategies and plans for growth; the Company’s, positioning, resources, capabilities, and expectations for future performance; estimates and forecasts of financial and other performance metrics; projections of market opportunity, including with respect to market opportunity expected to result from the Company’s strategic partnership with ADM; the Company’s outlook and financial and other guidance; and management’s strategy and plans for growth. In some cases, the reader can identify forward-looking statements by words such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” or similar words. Such forward-looking statements are based upon assumptions made by Benson Hill as of the date hereof and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, risks that the Company’s actions intended to fully fund the business, inclusive of debt repayments, to achieve the Company’s 2025 strategic and financial objectives may be insufficient to achieve such objectives; risks relating to the Company’s ability to achieve anticipated benefits of recent business combinations, which may be affected by, among other things, competition, the ability of the combined company to grow and achieve growth profitably, maintain relationships with customers and suppliers, and retain its management and key employees; the risk that the anticipated benefits and results of the Company’s strategic partnership with ADM will not be realized, including the risk that certain related milestones and performance objectives will not be achieved; the risk that the anticipated benefits of the Company’s ATM facility will not be achieved, including risks relating to the timing of effectiveness of the ATM facility and risks that the facility’s overall potential contribution to the Company may be less than anticipated; risks relating to the dilutive impact of the ATM facility; risks related to the potential divestiture of the Company’s Fresh business segment on the Company’s business relationships, operating results, stock price and business generally; the ability to generate and deploy capital, including capital from operations, capital drawn from the Company’s debt facility, capital expected to be raised through the Company’s ATM facility, and capital expected to result from the Company’s strategic partnership with ADM, in a manner that furthers the Company’s growth strategy, as well as the general ability to execute the Company’s business plans; industry conditions, including fluctuations in supply, demand and prices for agricultural commodities; the effects of weather conditions and the outbreak of crop disease on our business; global and regional economic, agricultural, financial and commodities market, political, social and health conditions; the effectiveness of our risk management strategies; the transition to becoming a public company; and other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. Forward-looking statements are also subject to the risks and other issues described above under “Use of Non-GAAP Financial Measures,” which could cause actual results to differ materially from current expectations included in the Company’s forward-looking statements included in this press release. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward looking statements will be achieved, including without limitation any expectations about our operational and financial performance or achievements through and including 2025. There may be additional risks about which the Company is presently unaware or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company anticipates that subsequent events and developments will cause its assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it expressly disclaims any duty to update these forward-looking statements, except as otherwise required by law.
###

Contacts
Investors: Ruben Mella: (314) 714-6313 / rmella@bensonhill.com
Media: Christi Dixon: (636) 359-0797 / cdixon@bensonhill.com

Benson Hill, Inc.
Material Items Included in Consolidated Revenues and Cost of Sales
(In Thousands)
Currently, the Company does not seek cash flow hedge accounting treatment for its derivative financial instruments and thus changes in fair value are reflected in current earnings.
Mark-to-market timing difference comprises the estimated net temporary impact resulting from unrealized period-end gains/losses associated with the fair valuation of futures contracts associated with the Company’s committed future operating capacity. These mark-to-market timing differences are not indicative of the Company’s operating performance.
The Company recorded the fair value of acquired sales and purchase contracts in the acquisition of the Company’s Creston, Iowa location, which are amortized, not marked-to-market, to revenues and cost of sales to the physical contracts.
The table below summarizes the pre-tax gains and losses related to derivatives and contract assets and liabilities:

	Nine Months Ended September 30, 2022

		Open Mark-to-Market Timing Differences
	YTD Reported	Q1 Impact	Q2 Impact	Q3 Impact	YTD Impact	YTD Excluding
Revenues	$333,371	$(5,002)	$3,885	$3,267	$2,150	$331,221
Ingredients Segment	281,894	(5,002)	3,885	3,267	2,150	279,744
Fresh Segment	51,318	—	—	—	—	51,318
Unallocated Other	159	—	—	—	—	159
Gross profit	$4,721	$(8,181)	$5,227	$1,381	$(1,573)	$6,294
Total operating expenses	$102,416	$—	$—	$—	$—	$102,416
Reported net loss	$(74,299)	$(8,181)	$5,227	$1,381	$(1,573)	$(72,726)
Adjusted EBITDA	$(60,826)	$(8,181)	$5,227	$1,381	$(1,573)	$(59,253)
•First quarter of 2022: The net temporary unrealized period-end loss on revenues and cost of sales was $5.0 million and $3.2 million, respectively. The amortization of acquired sales and purchase contracts was $0.6 million.
•Second quarter of 2022: The net temporary unrealized period-end gain on revenues and cost of sales was $3.9 million and $1.3 million, respectively. Management expects the remaining unrealized period-end loss of $2.9 million to reverse in the coming quarters.
•Third quarter of 2022: The net temporary unrealized period-end gain on revenues and loss on cost of sales was $3.3 million and $1.9 million, respectively. Management expects the remaining unrealized period-end loss of $1.6 million to reverse by the end of 2022.
•See Adjusted EBITDA reconciliation on page 12.

Benson Hill, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)

	September 30,	December 31,
	2022	2021
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$29,978	$78,963
Marketable securities	162,939	103,689
Accounts receivable, net	38,213	31,729
Inventories, net	42,575	48,724
Prepaid expenses and other current assets	11,786	20,253
Total current assets	285,491	283,358
Property and equipment, net	126,211	126,885
Right of use asset, net	72,882	77,452
Goodwill and intangible assets, net	42,148	42,664
Other assets	4,545	4,538
Total assets	$531,277	$534,897

	September 30,	December 31,
	2022	2021
	(Unaudited)
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$26,451	$35,508
Revolving line of credit	—	47
Current lease liability	3,352	2,422
Current maturities of long-term debt	3,173	6,934
Accrued expenses and other current liabilities	29,918	26,771
Total current liabilities	62,894	71,682
Long-term debt	106,507	77,170
Long-term lease liability	79,531	79,154
Warrant liabilities	29,556	46,051
Conversion option liability	10,207	8,783
Deferred tax liabilities	297	294
Other non-current liabilities	183	316
Total liabilities	289,175	283,450
Stockholders’ equity:
Redeemable convertible preferred stock, $0.0001 par value; 1,000 and 1,000 shares authorized, 0 shares issued and outstanding as of September 30, 2022, and December 31, 2021, respectively	—	—
Common stock, $0.0001 par value, 440,000 and 440,000 shares authorized, 206,437 and 178,089 shares issued and outstanding as of September 30, 2022, and December 31, 2021, respectively	21	18
Additional paid-in capital	605,884	533,101
Accumulated deficit	(354,868)	(280,569)
Accumulated other comprehensive loss	(8,935)	(1,103)
Total stockholders’ equity	242,102	251,447
Total liabilities and stockholders’ equity	$531,277	$534,897

Benson Hill, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(In Thousands, Except Per Share Information)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues	130,179	32,000	333,371	103,494
Cost of sales	125,812	31,591	328,650	102,546
Gross profit (loss)	4,367	409	4,721	948
Operating expenses:
Research and development	11,433	10,458	35,756	26,403
Selling, general and administrative expenses	21,042	28,076	66,660	57,570
Total operating expenses	32,475	38,534	102,416	83,973
Loss from operations	(28,108)	(38,125)	(97,695)	(83,025)
Other (income) expense:
Interest expense, net	6,278	1,498	16,190	4,033
Loss on extinguishment of debt	—	11,742	—	11,742
Change in fair value of warrants	(4,035)	(15,244)	(41,676)	(12,525)
Other expense (income), net	(195)	(2,065)	2,060	(2,453)
Total other (income) expense, net	2,048	(4,069)	(23,426)	797
Net loss before income tax	(30,156)	(34,056)	(74,269)	(83,822)
Income tax expense (benefit)	13	218	30	218
Net loss	$(30,169)	$(34,274)	$(74,299)	$(84,040)
Net loss per common share:
Basic and diluted loss per common share	$(0.16)	$(0.29)	$(0.42)	$(0.71)
Weighted average shares outstanding:
Basic and diluted weighted average shares outstanding	186,097	118,709	177,539	117,714

Benson Hill, Inc.
Condensed Consolidated Statements of Comprehensive Loss (Unaudited)
(In Thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net loss	$(30,169)	$(34,274)	$(74,299)	$(84,040)
Foreign currency:
Comprehensive loss	(1)	31	(46)	30
	(1)	31	(46)	30
Marketable securities:
Comprehensive (loss) income	(1,759)	(121)	(9,918)	150
Adjustments for net income (losses) realized in net loss	(97)	144	2,132	(203)
Total other comprehensive (loss) income	(1,857)	54	(7,832)	(23)
Total comprehensive loss	$(32,026)	$(34,220)	$(82,131)	$(84,063)

Benson Hill, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In Thousands)

	Nine Months Ended September 30,
	2022	2021
Operating activities
Net loss	$(74,299)	$(84,040)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	16,504	8,460
Stock-based compensation expense	15,771	2,769
Bad debt expense	724	184
Change in fair value of warrants and conversion option	(41,676)	(12,525)
Accretion and amortization related to financing activities	8,481	1,329
Loss on extinguishment of debt	—	11,742
Other	6,312	1,766
Changes in operating assets and liabilities:
Accounts receivable	(7,208)	2,492
Inventories	6,441	(5,450)
Prepaid expenses and other current assets	8,052	(7,567)
Accounts payable	(6,093)	3,917
Accrued expenses	2,604	3,340
Net cash used in operating activities	(64,387)	(73,583)
Investing activities
Purchases of marketable securities	(350,333)	(100,278)
Proceeds from maturities of marketable securities	109,514	2,155
Proceeds from sales of marketable securities	170,217	198,195
Payments for acquisitions of property and equipment	(11,835)	(26,603)
Payment made in connection with business acquisitions	(1,044)	(10,853)
Net cash (used in) provided by investing activities	(83,481)	62,616
Financing activities
Net contributions from Merger and PIPE financing, net of transaction costs (of $3,761)	80,825	285,378
Payments for extinguishment of debt	—	(43,082)
Principal payments on debt	(6,736)	(3,917)
Proceeds from issuance of debt	24,040	19,816
Borrowing under revolving line of credit	18,970	20,464
Repayments under revolving line of credit	(19,017)	(20,464)
Repayments of financing lease obligations	(1,103)	(600)
Payment of deferred offering costs	—	—
Net Settlement for withholding taxes upon delivery of equity-based awards	—	—
Proceeds from the exercise of stock options and warrants	1,950	635
Net cash provided by financing activities	98,929	258,230
Effect of exchange rate changes on cash	(46)	30
Net (decrease) increase in cash and cash equivalents	(48,985)	247,293
Cash and cash equivalents, beginning of period	78,963	9,743
Cash and cash equivalents, end of period	$29,978	$257,036

	Nine Months Ended September 30,
	2022	2021
Supplemental disclosure of cash flow information
Cash paid for taxes	$1	$30
Cash paid for interest	$9,864	$4,782
Supplemental disclosure of non-cash activities
Issuance of stock warrants	$—	$4,551
Conversion of warrants upon Merger	$—	$4,576
Warrants acquired in Merger	$—	$50,850
Merger transaction costs included in accrued expenses and other current liabilities	$—	$4,231
Business acquisition purchase price included in accrued expense and other current liabilities	$—	$3,714
Purchases of property and equipment included in accounts payable and accrued expenses and other current liabilities	$2,710	$4,123
Purchases of inventory included in accounts payable, accrued expenses and other current liabilities	$292	$—
Financing leases commencing in the period	$806	$735

Benson Hill, Inc.
Supplemental Schedules - Segment Information and Non-GAAP Reconciliation
(Dollar Amounts in Thousands)

The Company defines and calculates Adjusted EBITDA as consolidated net loss before net interest expense, income tax provision, and depreciation and amortization, further adjusted to exclude stock-based compensation, other income and expense, and the impact of significant non-recurring items.

Three Months Ended September 30, 2022	Revenue	Adjusted EBITDA
Ingredients	122,276	(280)
Fresh	7,883	(2,938)
Unallocated and other	20	(14,252)
Total segment results	$130,179	$(17,470)
Adjustments to reconcile consolidated net loss to Adjusted EBITDA:

Consolidated net loss	(30,169)
Interest expense, net	6,278
Income tax expense (benefit)	13
Depreciation and amortization	5,523
Stock-based compensation	4,412
Other expense (income), net	(195)
Change in fair value of warrants and conversion option	(4,035)
Other nonrecurring costs, including acquisition, transaction, and integration costs	403
Non-recurring SOX readiness costs	60
Severance expense	240
Total Adjusted EBITDA	(17,470)

Three Months Ended September 30, 2021	Revenue	Adjusted EBITDA
Ingredients	23,129	(5,292)
Fresh	8,812	(2,402)
Unallocated and other	59	(12,450)
Total segment results	$32,000	$(20,144)
Adjustments to reconcile consolidated net loss to Adjusted EBITDA:

Consolidated net loss	(34,274)
Interest expense, net	1,498
Income tax (expense) benefit	218
Depreciation and amortization	3,030
Stock-based compensation	1,413
Other expense (income), net	(2,065)
Change in fair value of warrants	(15,244)
Other non-recurring costs, including acquisition costs	741
Loss on Extinguishment of debt	11,742
Merger transaction costs	11,693
Non-recurring public company readiness costs	1,104
Total Adjusted EBITDA	(20,144)

Nine Months Ended September 30, 2022	Revenue	Adjusted EBITDA
Ingredients	281,894	(16,319)
Fresh	51,318	(1,014)
Unallocated and other	159	(43,495)
Total segment results	$333,371	$(60,828)
Adjustments to reconcile consolidated net loss to Adjusted EBITDA:

Consolidated net loss	(74,299)
Interest expense, net	16,190
Income tax (benefit) expense	30
Depreciation and amortization	16,504
Stock-based compensation	15,771
Other expense (income), net	2,060
Change in fair value of warrants and conversion options	(41,674)
Other nonrecurring costs, including acquisition, transaction, and integration costs	516
Non-recurring SOX readiness costs	342
Severance expense	529
Fresh segment crop failure costs	1,567
PIPE Investment transaction costs	705
Fresh segment restructuring expenses	933
Total Adjusted EBITDA	$(60,826)

Nine Months Ended September 30, 2021	Revenue	Adjusted EBITDA
Ingredients	60,048	(18,489)
Fresh	43,282	(2,574)
Unallocated and other	164	(29,702)
Total segment results	$103,494	$(50,765)
Adjustments to reconcile consolidated net loss to Adjusted EBITDA:

Consolidated net loss	(84,040)
Depreciation and amortization	8,460
Stock-based compensation	2,769
Other expense (income), net	(2,453)
Change in fair value of warrants and conversion options	(12,525)
Interest expense, net	4,033
Other nonrecurring items, including acquisition costs	1,268
South America seed production costs	2,805
Non-recurring public company readiness costs	5,265
Income tax expense	218
Total Adjusted EBITDA	$(50,765)

Benson Hill, Inc.
Supplemental Schedules – 2022 Non-GAAP Reconciliation
(Dollar Amounts in Thousands)

Adjustments to reconcile estimated 2022 consolidated net loss to estimated Adjusted EBITDA:

2022 Estimate
Consolidated net loss	$ (106,000) – (111,000)
Interest expense, net	24,000
Depreciation and amortization	22,000
Stock-based compensation	20,000
Other non-recurring costs	(35,000)
Total Adjusted EBITDA	$ (75,000) – (80,000)